                                  EXHIBIT 99

                                     CONTACT: Carreker-Antinori
                                              Terry Gage, CFO
                                              (972) 458-1981
FOR IMMEDIATE RELEASE

                             CARREKER-ANTINORI REPORTS

                          FIRST QUARTER FINANCIAL RESULTS

Dallas, TX (June 3, 1998) - Carreker-Antinori (Nasdaq:CANI) today announced financial results for the 1998 first fiscal quarter ended April 30, 1998.

     Revenues increased 36% to $10.3 million, compared with revenues of $7.5 million in the first fiscal quarter of 1997. Net income in the quarter was $360,000, or $0.03 per diluted share, compared to $146,000, or $0.01 per diluted share, in the prior year quarter.

     On May 20, 1998, the Company completed its initial public offering of 5,100,000 shares, of which 3,650,000 shares were sold by the Company and 1,450,000 shares were sold by certain selling shareholders. After deducting underwriting discounts and estimated offering expenses, the offering raised approximately $36.2 million in net proceeds to the Company.

     "We have continued our strong performance of providing banking solutions to the nation's leading financial institutions in the first quarter," said J.D. "Denny" Carreker, Chairman and Chief Executive Officer. "Our four-pronged approach to implementing our Company's strategic plan was a principal contributor to increasing revenue over the first quarter of fiscal year 1997."

     Those four specific initiatives include: Cross-selling existing clients with additional products; Adding new customers; Expanding outsourcing initiatives; and Increasing the scope of the solutions offered.

     Mr. Carreker added, "During the quarter our revenues were driven by our success in cross-selling solutions to our existing clients. Plus we added several new customers including a major international banking client, and we rounded out our INFITEQ outsourcing venture by adding Brink's Incorporated as a partner. We are confident that our market provides outstanding opportunities to grow our business."

     Terry Gage, Chief Financial Officer added, "We started the year strongly, hitting or exceeding all of our financial and operational goals, and specifically expanding software sales.


                                     -5-

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The net proceeds from our May IPO significantly improved our balance sheet and provided us with the financial foundation to execute our long-term growth strategy."

     The company experienced increased revenues during the first fiscal quarter 1998 from its three primary revenue sources compared to the first fiscal quarter 1997 as follows - software license fees increased 149.5% from $1.3 million to $3.1 million, consulting and management services fees increased 21.1% from $4.1 to $5.0 million, and software maintenance and implementation fees increased 3.7% from $1.8 million to $1.9 million. Hardware sales, which fluctuate from quarter to quarter depending on customer demand for turn-key software and hardware packages, declined from $321,000 to $238,000.

ABOUT CARREKER-ANTINORI

     Carreker-Antinori, Inc. is a leading provider of integrated consulting and software solutions that enable banks to increase their revenues, reduce their costs and enhance their delivery of customer services. The Company's offerings include yield management, payment systems, payment electronification and enabling technologies solutions. Carreker-Antinori's solutions assist banks in re-engineering their operational systems and implementing new software applications to increase earning assets, develop new revenue sources, improve operating efficiencies and reduce check fraud losses. The Company's customers include approximately two-thirds of the largest 100 bank holding companies in the United States.

     In addition to historical information contained herein, other matters discussed in the news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 32E of the Securities and Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. The Company's future actual results could differ materially from the forward-looking statements discussed herein because of the factors discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" included in the Company's prospectus from its initial public offering dated May 20, 1998.

                                 (Tables to Follow)

                              CARREKER-ANTINORI, INC
                      Consolidated Statements of Operations
                     (In thousands, except per share amounts)
                                    (Unaudited)

                                                         Three Months Ended
                                                              April 30,
                                                         -------------------
                                                           1998        1997
                                                         -------     -------
Revenues:
   Consulting and management service fees                $ 5,014     $ 4,139
   Software license fees                                   3,146       1,261
   Software maintenance and implementation fees            1,859       1,793
   Hardware                                                  238         321
                                                         -------     -------
      Total revenues                                      10,257       7,514

Cost of Revenues
   Consulting and management service fees                  3,644       2,777
   Software license fees                                     256         227
   Software maintenance and implementation fees              949       1,051
   Hardware                                                  165         249
                                                         -------     -------
      Total cost of revenues                               5,014       4,304
                                                         -------     -------
Gross Profit                                               5,243       3,210
                                                         -------     -------
Operating costs and expenses:
   Selling general and administrative                      3,500       2,442
   Research and development                                1,153         573
                                                         -------     -------
      Total operating costs and expenses                   4,653       3,015
                                                         -------     -------
Income from operations                                       590         195

Other Income (expense)                                        10          49
                                                         -------     -------
Income before provision for income taxes                     600         244
Provision for income taxes                                   240          98
                                                         -------     -------
Net income                                               $   360     $   146
                                                         -------     -------
                                                         -------     -------
Basic earnings  per share                                $  0.03     $  0.01
Diluted earnings per share                               $  0.03     $  0.01

Basic - Shares used in per share computation*             11,495      11,242
Diluted - Shares used in per share computation*           13,502      12,725

*Shares used reflect 7.7 to 1 split which occurred on May 14, 1998

                              CARREKER-ANTINORI, INC
                      Consolidated Condensed Balance Sheets
                                   (In thousands)
                                    (Unaudited)


                                                       April 30, 1998   January 31, 1998

                    ASSETS
Cash and cash equivalents                                  $ 1,019          $ 1,975

Accounts receivable, net of allowance                       14,092           12,755

Total current assets                                        16,889           16,147

Furniture, equipment, and leasehold improvements, net        1,926            1,580

Software costs capitalized, net                              2,547            2,263

Total assets                                               $21,494          $20,319

             LIABILITIES AND EQUITY

Accounts payable                                           $ 2,556          $ 2,036

Notes payable, line of credit                                1,750                0

Deferred revenue                                             3,810            4,176

Total current liabilities                                    9,603            8,713

Deferred income taxes                                          847              982

Common stock subject to put                                  2,000            2,000

Stockholders' equity                                         9,043            8,624

Total liabilities and stockholders' equity                 $21,494          $20,319